UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8K
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Pursuant to Section 12 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2011

TWO RIVERS WATER COMPANY
(Exact name of registrant as specified in its charter)

Colorado	000-51139	13-4228144
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 South Colorado Blvd., Annex Suite 420, Denver, Colorado 80222
_______________________________________________
(Address of principal executive offices)

303-222-1000
__________________________
(Registrant's Telephone number)

(Former Name or Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

SECTION 7 – REGULATION FD DISCLOSURE

ITEM 7.01  Regulation FD Disclosure

Press Releases

The information in this Item 7.01 of this Current Report is furnished pursuant to Item 7.01 and shall not be deemed "filed" for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section.  The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On November 21, 2011 Two Rivers Water Company announced that the Colorado Water Conservation Board, approved a $1,185,000 loan to Two Rivers for water infrastructure improvements.  (Exhibit 99.1)

On November 22, 2011 Two Rivers Water Company Chairman and CEO John McKowen said that a new report by the Federal Reserve Bank of Kansas City showing a 12.6% increase in mountain states farmland values over the past year confirms Two River’s unique business model that combines operating irrigated farmland with its wholesale water business.  In addition, Two Rivers has enduring economic advantages inside its two river basins which allow it to solely develop high yield irrigated farmland at half the cost of comparable farmland in its operating area.  (Exhibit 99.2)

The text of the press releases is attached herewith as Exhibit 99.1 and 99.2.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description
99.1	Press release dated November 21, 2011*
99.2	Press release dated November 22, 2011*
____________________ *Filed herewith

SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TWO RIVERS WATER COMPANY (Registrant)
Dated: November 22, 2011	By: /s/ Wayne Harding_____________ Wayne Harding, Chief Financial Officer